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                                EXHIBIT 10.5(e)

$500,000.00                   PROMISSORY NOTE                MARCH 21, 1997

   On OCTOBER 10, 1997, MILLER OIL CORPORATION (herein termed
"Borrower"), for value received, promises to pay to the order of First of America Bank-Michigan, N.A., (herein termed "Bank") at its offices in TRAVERSE CITY, Michigan, the principal sum of FIVE HUNDRED THOUSAND AND NO/100 Dollars (U.S.) ($500,000.00), or such other amount as is reflected upon the books and records of the Bank, with interest thereon, until paid, plus all of the Bank's expenses (including reasonable attorney's fees and court costs) incurred in the enforcement and collection of this Note.

   Borrower agrees to pay a variable rate of interest on the unpaid principal balance at an annual rate equal to:

   NYCP Rate from time to time in effect plus ONE QUARTER OF ONE percent (0.25%) per annum. NYCP Rate as used herein shall mean: NEW YORK CONSENSUS PRIME IS DEFINED AS "THE MAXIMUM PRIME RATE AS PUBLISHED IN THE WALL STREET JOURNAL", BUT IF THE RATE IS NO LONGER PUBLISHED THEN A RATE APPROVED BY FIRST OF AMERICA BANK-MICHIGAN, N.A. WILL BE SUBSTITUTED. THIS RATE MAY NOT NECESSARILY BE THE LOWEST RATE OF INTEREST CHARGED BY THE BANK TO ANY OF ITS CUSTOMERS. NEW YORK CONSENSUS PRIME RATE IS AN "INDEX" AND THE ACTUAL RATE CHARGED TO ANY BORROWER FOR A SPECIFIC LOAN MAY BE ABOVE OR BELOW THAT "INDEX".

   Rate changes shall be effective on the day any adjustment is made to the NYCP Rate unless otherwise noted as follows: N/A

   Interest shall be payable on the 10TH day of MAY, 1997 and on the same day of each MONTH thereafter and shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days. Interest hereunder shall accrue from MARCH 21, 1997 or from the date of the first advance made by the Bank. Interest on all advances shall be computed from the respective dates thereof until the same are paid in full. The principal payable hereunder at any given date shall be equivalent to all advances made by the Bank to or at the request of the Borrower as of that date less principal payments previously received by the Bank. Advances hereunder shall at all times be made at the sole discretion of the Bank, and Bank shall not have any obligation whatsoever to make any such advances.

   All payments made as scheduled on this Note shall be applied, to the extent thereof, to accrued but unpaid interest, unpaid principal, and any other sums due and unpaid to Bank under the Loan Documents, in such manner and order as Bank may elect in its discretion. All prepayments on this Note shall be applied, to the extent thereof, to accrued but unpaid interest on the amount prepaid, to the remaining principal, and any other sums due and unpaid to Bank under the Loan Documents, in such manner and order as Bank may elect in its discretion. Remittances in payment of any part of the Indebtedness other than in the required amount in immediately

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available U.S. funds shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by the holder hereof in immediately available U.S. funds and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by the holder hereof of any payment in an amount less than the amount then due on any Indebtedness shall be deemed an acceptance on account only and shall not in any way excuse the existence of a default. "Loan Documents" means any document evidencing the Indebtedness, any document securing the Indebtedness, any guaranty of the Indebtedness and any document executed in connection with or referred to in any of the foregoing. "Indebtedness" means this Note and all other liabilities, whether direct or indirect, absolute or contingent, now or hereafter existing, due or to become due, several or otherwise of the Borrower to the Bank.

   If a payment is 10 days or more late, Borrower will be charged 5.0% of the regularly scheduled payment. Upon default, including failure to pay upon final maturity, Bank, at its option, may also, if permitted under applicable law, increase the interest rate on this Note by 2.0 percentage points. The interest rate will not exceed the maximum rate permitted by applicable law.

   Borrower does hereby pledge to the Bank all deposits and other property of the Borrower now or hereafter in the possession, custody or control of Bank for any purpose and does hereby grant to Bank a security interest in or lien upon the property described in:

BUSINESS LOAN AGREEMENT DATED EVEN DATE; SUBORDINATION AGREEMENTS DATED OCTOBER 6, 1995; MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT DATED MAY 1, 1995; MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT (2) EACH DATED EVEN DATE

or as described in any other security agreement, mortgage, document or loan agreement executed at any time by the Borrower and delivered to the Bank (herein collectively termed "Collateral") as security for the payment of this Note and for the payment of all Indebtedness. Collateral securing other obligations of Borrower to Bank may also secure this Note. The surrender of this Note upon payment or otherwise shall not affect the right of Bank to retain the Collateral as security for any other Indebtedness.

   Upon default in payment of this Note, or default in payment of any Indebtedness, or if there is a default under any of the Loan Documents or any security agreement, mortgage, loan agreement, or document given in connection with the Collateral, or if the security afforded by the Collateral at any time in the sole opinion of the Bank becomes insufficient, or if any material representation made by the Borrower to Bank for the purpose of obtaining credit appears to the Bank to be untrue, or the commencement of a case under any federal or state bankruptcy or insolvency law by or against the Borrower, or if Borrower fails generally

                                      -2-
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to pay its debts as such debts become due, or if proceedings are taken to attach, garnishee or levy on any deposits, credits, funds or other property of the Borrower, or the Borrower fails to notify the Bank of any material adverse change in its financial status, this Note and all Indebtedness shall, at the option of the Bank, become immediately due and payable in full without notice, presentation or demand for payment, all such being hereby waived by the Borrower and in such event, it is agreed that the Bank may exercise all rights and remedies available to it under any security agreement, mortgage, loan agreement, or document relating to or otherwise securing any of the Indebtedness or, which may be available to Bank under the Uniform Commercial Code as in effect in the State of Michigan or other applicable law. Delay or forbearance by the Bank in the exercise of any right granted hereunder shall not operate as a waiver thereof. The Borrower authorizes the Bank to correct and cure any obvious errors or omissions in this Note.

   All loan advances to the Borrower shall be evidenced by this Note. A separate note will not be required of the Borrower upon each advance. Records prepared by the Bank in the ordinary course of business shall be evidence of the dates and amounts of disbursements, payments, interest rates and applicable effective dates thereof.

   Loan advances to the Borrower shall be made by the Bank upon the written request of those officers or agents of the Borrower duly authorized by appropriate resolution or partnership agreement of the Borrower on file with the Bank. The Bank is also authorized and directed to accept telephonic instructions to make further advances for credit to the Borrower's CHECKING account, number ___________.

   The following is applicable if checked and initialed by Borrower:

KEM [ ] Interest shall be paid by the Borrower on the 10TH day of each MONTH by debiting the Borrowers CHECKING account, number ___________.

   Borrower and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby submit (and waive all rights to object) to non-exclusive personal jurisdiction in the State of Michigan, and venue in the county in which payment is to be made as specified in this Note, for the enforcement of any and all obligations under this Note and the Loan Documents. This Note shall be governed by the laws of the State of Michigan.

   A determination that any provision of this Note is unenforceable or Invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances. The remaining provisions of this Note


                                      -3-
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shall remain operative and in full force and effect and shall in no way be affected prejudiced, or disturbed thereby. This Note may not be amended except in a writing specifically intended for the purpose and executed by the party against whom enforcement of the amendment is sought. In the event any provisions of this Note are inconsistent with the provisions of the Loan Documents, or any other agreements or documents executed in connection with this Note, this Note shall control. Borrower warrants and represents to Bank and all other holders of this Note that the loan evidenced by this Note is and will be for business or commercial purposes and not primarily for personal, family, or household use. The terms, provisions, covenants and conditions hereof shall be binding upon Borrower and the heirs, devisees, representatives, successors and assigns of Borrower. Any reference herein to a day or business day shall be deemed to refer to a banking day which shall be a day on which Bank is open for the transaction of business, excluding any national holidays, and any performance which would otherwise be required on a day other than a banking day shall be timely performed in such instance, if performed on the next succeeding banking day. Notwithstanding such timely performance, interest shall continue to accrue hereunder until such payment or performance has been made.

   It is agreed that the Bank shall have the right at all times without demand or notice of any kind, to set off, hold, appropriate, or apply any balance, credits, deposits, accounts or monies of Borrower or any indebtedness of Bank to Borrower, in such order of application as Bank may from time to time elect, as security for, or in payment of this Note or the Indebtedness, either before or after maturity.

   All parties to the Loan Documents intend to comply with applicable usury law. In no event (including but not limited to prepayment, default, demand for payment, or acceleration of maturity) shall the interest taken, reserved, contracted for, charged or received under this Note or under any of the other Loan Documents or otherwise, exceed the maximum nonusurious amount permitted by applicable law (the "Maximum Amount"). If, from any possible construction of any document interest would otherwise be payable in excess of the Maximum Amount, then IPSO FACTO, such document shall be reformed and the interest payable reduced to the Maximum Amount, without necessity of execution of any amendment or new document. If the holder hereof ever receives interest in an amount which apart from this provision would exceed the Maximum Amount, the excess shall. without penalty, be refunded to the payor, or at the option of such payor, be applied to the unpaid principal of this Note in inverse order of maturity of installments and not to the payment of interest. The holder hereof does not intend to charge or receive unearned Interest on acceleration. All interest paid or agreed to be paid to the holder hereof shall be spread throughout the full term (including any renewal or extension) of the debt so that the amount of interest does not exceed the Maximum Amount.



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   If more than one party shall execute this Note, the term "Borrower" as used herein shall mean all parties signing this Note whether as maker or endorser and each of them, and all such parties shall be jointly and severally obligated hereunder. The Borrower hereby waives presentment, demand, protest and notice of dishonor and agrees that each Borrower, if more than one, shall not be released or discharged by reason of any execution, indulgence or release given to any person, or by the Bank's release, sale or non-action with respect to the Collateral or any guaranty or other undertaking securing this Note. If this Note is not dated when executed by the Borrower, Bank is hereby authorized, without notice to the Borrower, to date this Note as of the date when the principal balance hereunder has been advanced to the Borrower in whole or in part, Borrower acknowledges receipt of a fully completed copy of this Note.

THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

THE UNDERSIGNED AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE. KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS PROMISSORY NOTE OR THE INDEBTEDNESS.

ADDRESS:                      BORROWER: MILLER OIL CORPORATION
3104 Logan Valley
Traverse City, MI 49684       /S/ KELLY E. MILLER
                              Kelly E. Miller, President



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                               AMENDMENT TO NOTE
                                 #0006290-0101

Effective OCTOBER 10, 1997, this Amendment amends a certain Promissory Note
          ----------------
dated SEPTEMBER 10, 1996, originally in the principal sum of FIVE HUNDRED
      ------------------                                     ------------
THOUSAND and no/100 ($500,000.00) Dollars between First of America Bank, N.A. as
--------              ----------
payee (hereinafter called "Bank") and MILLER OIL CORPORATION (hereinafter called
                                      ----------------------
"Borrower") wherein the present principal balance owing is $-0- with interest
                                                           ----
paid to OCTOBER 10, 1997.
        ----------------

The Bank and Borrower hereby agree:

        1.   THE MATURITY DATE IS HEREBY EXTENDED TO JANUARY 13, 1998


All other terms and conditions of this note are unchanged and remain in full force and effect.

In WITNESS WHEREOF, the Bank and Borrower have executed this amendment on the dates set opposite their signatures.





                                        BANK:  FIRST OF AMERICA BANK, N.A.

Dated:                                  /s/ Scot J. MacDonald
      ---------                         --------------------------------------
                                        BY:  Scot J. MacDonald
                                        ITS: Senior Vice President



                                        BORROWER: MILLER OIL CORPORATION

Dated:                                  /s/ Kelly E. Miller
      ---------                         --------------------------------------
                                        BY:  Kelly E. Miller, President



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